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Exhibit 1.4

THE DEPOSITARY AND INFORMATION AGENT (SEE BACK PAGE FOR ADDRESS AND TELEPHONE NUMBERS) OR YOUR BROKER OR OTHER FINANCIAL ADVISOR WILL ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL
for Deposit of:
COMMON SHARES
of
NORSEMONT MINING INC.
pursuant to the Offer dated January 24, 2011
made by
HUDBAY MINERALS INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON MARCH 1, 2011, OR SUCH LATER TIME OR DATE AS MAY BE FIXED BY THE OFFEROR (THE "EXPIRY TIME") UNLESS THE OFFER IS WITHDRAWN. SEE "TIME FOR ACCEPTANCE" IN SECTION 2 OF THE OFFER.

USE THIS LETTER OF TRANSMITTAL IF:
1)	YOU ARE ACCEPTING THE OFFER AND DEPOSITING CERTIFICATE(S) REPRESENTING COMMON SHARES;
2)	YOU ARE ACCEPTING THE OFFER USING THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITH DTC AND DO NOT HAVE AN AGENT'S MESSAGE; OR
3)	YOU PREVIOUSLY DEPOSITED A NOTICE OF GUARANTEED DELIVERY.

SHAREHOLDERS WHO ACCEPT THE OFFER THROUGH A BOOK-ENTRY TRANSFER WILL BE DEEMED TO HAVE COMPLETED AND SUBMITTED A LETTER OF TRANSMITTAL AND BE BOUND BY THE TERMS HEREOF.

        This Letter of Transmittal or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares of Norsemont Mining Inc. ("Norsemont"), including common shares that are issued after the date of the Offer (as defined herein) but prior to the Expiry Time upon the exercise, exchange or conversion of any Convertible Securities (as defined in the accompanying offer (the "Offer") and circular (the "Circular") dated January 24, 2011), together with any associated rights (the "SRP Rights") outstanding under the Shareholder Rights Plan (such common shares, together with the SRP Rights, the "Common Shares"), under the Offer made by HudBay Minerals Inc. (the "Offeror"), to holders of Common Shares ("Shareholders").

        This Letter of Transmittal or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by Kingsdale

Shareholder Services Inc. (the "Depositary") at the office specified on the back of this Letter of Transmittal, at or prior to the Expiry Time.

        Shareholders whose Common Shares are held in the book-entry system by CDS Clearing and Depository Services Inc. ("CDS") may accept the Offer through the procedures for book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its offices in Toronto, Ontario, Canada at or prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder's Common Shares into the Depositary's account in accordance with CDS procedures for such transfer. Delivery of Common Shares to the Depositary by means of a book-entry transfer will constitute a valid tender under the Offer. Shareholders, through their respective CDS participants, who use CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary's account with CDS, shall be deemed to have completed and delivered a Letter of Transmittal and to be bound by the terms hereof and therefore such instructions received by the Depositary are considered a valid tender in accordance with the terms of the Offer.

        Shareholders who hold their Common Shares by book-entry through The Depository Trust Company ("DTC") may accept the Offer by following the procedure for book-entry transfer established by DTC, provided that a Book-Entry Confirmation, together with an Agent's Message in respect thereof, or a properly completed and duly executed Letter of Transmittal (or an executed facsimile thereof), together with any required signature guarantees, and all other required documents, are received by the Depositary at its office in Toronto, Ontario, Canada specified herein at or prior to the Expiry Time. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC's systems may cause DTC to make a book-entry transfer of a Shareholder's Common Shares into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Common Shares may be effected through book-entry transfer at DTC, either a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents must, in any case, be received by the Depositary at its office in Toronto, Ontario, Canada, prior to the Expiry Time.

        Shareholders who wish to accept the Offer (a) but whose certificate(s) representing such Common Shares are not immediately available, (b) who cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) whose certificates and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time (including, for greater certainty, in respect of Common Shares issuable upon the exercise, exchange or conversion of Convertible Securities), must deposit their Common Shares according to the guaranteed delivery procedure set forth under "Manner of Acceptance — Procedure for Guaranteed Delivery" in Section 3 of the Offer by using the accompanying Notice of Guaranteed Delivery (printed on GREEN paper) or a manually executed facsimile thereof. See Instruction 2 herein, "Procedure for Guaranteed Delivery".

        The terms and conditions of the Offer are incorporated by reference into this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer and Circular have the meanings ascribed to them in the Offer and Circular.

Consideration Election

        A Shareholder may elect to receive as consideration for his, her or its Common Shares:

  (a)
  0.2617 of a common share of the Offeror (each, an "Offeror Share") and $0.001 in cash (the "Maximum Share Alternative"); or

  (b)
  such amount of cash as indicated herein that is greater than $0.001, not to exceed $4.50, and, if less than $4.50 in cash is elected, the number of Offeror Shares equal to the excess of $4.50 over such elected cash amount, divided by $17.19 (the "Elected Cash Alternative").

in each case subject to pro-ration and rounding as set forth below.

        Each Shareholder that wishes to accept the Offer may elect, in this Letter of Transmittal or, if a Notice of Guaranteed Delivery is deposited, in the Notice of Guaranteed Delivery, the Maximum Share Alternative or the Elected Cash Alternative with respect to all of such Shareholder's Common Shares or may apportion such Shareholder's Common Shares between such consideration alternatives. A Shareholder that fails to properly elect the Maximum Share Alternative or the Elected Cash Alternative in the Letter of Transmittal or Notice of Guaranteed Delivery, as applicable, will be deemed to have elected the Maximum Share Alternative for all of such Shareholder's Common Shares deposited under the Offer. The consideration elected or deemed elected pursuant to a Notice of Guaranteed Delivery will be binding on the Shareholder who deposits such Notice of Guaranteed Delivery and, for greater certainty, any consideration election indicated in the associated Letter of Transmittal will be void and of no effect.

        If a Shareholder apportions its Common Shares between the Maximum Share Alternative and the Elected Cash Alternative and the number of Common Shares subject to such Shareholder's elections exceeds the number of Common Shares deposited under the Offer by such Shareholder, then the number of Common Shares in respect of which the Shareholder has elected the Elected Cash Alternative will be reduced such that the number of Common Shares in respect of which the Shareholder has made elections equals the number of Common Shares deposited under the Offer by such Shareholder. If a Shareholder apportions its Common Shares between the Maximum Share Alternative and the Elected Cash Alternative and the number of Common Shares subject to such Shareholder's election is less than the number of Common Shares deposited under the Offer by such Shareholder, then the Shareholder will be deemed to have elected the Maximum Share Alternative in respect of that number of Common Shares in respect of which the Shareholder failed to make a consideration election.

        The maximum amount of cash payable by the Offeror under the Offer is $130 million. If all Shareholders deposited all of their Common Shares to the Elected Cash Alternative and elected the maximum amount of cash and all Convertible Securities are converted to Common Shares which are deposited to the Offer and in respect of which the maximum amount of cash is elected as consideration, each Shareholder would be entitled to receive $1.098 in cash and 0.1979 of an Offeror Share for each Common Share deposited, subject to adjustment for fractional shares.

        The actual consideration to be received by a Shareholder who deposits Common Shares under the Offer to the Elected Cash Alternative will be determined in accordance with the following:

  (a)
  the aggregate amount of cash that the Offeror will be required to pay for Common Shares acquired under the Offer on any Take-Up Date shall not exceed the Maximum Take-Up Date Cash Consideration for such date; and

  (b)
  if, on any Take-Up Date, the aggregate amount of elected cash otherwise payable to Shareholders electing the Elected Cash Alternative in respect of Common Shares being taken up on that date, together with the aggregate amount of the $0.001 per Common Share payable to Shareholders electing (or deemed to have elected) the Maximum Share Alternative in respect of Common Shares being taken up on that date, is greater than the Maximum Take-Up Date Cash Consideration on that date, a Shareholder electing the Elected Cash Alternative shall be entitled, for each Common Share being taken up on that date in respect of which the Shareholder so elected, to receive (in lieu of the consideration so elected):

  (i)
  cash in the amount equal to the result obtained by multiplying (A) the amount of cash per Common Share elected by the Shareholder by (B) the fraction determined by dividing (I) the Maximum Take-Up Date Cash Consideration on that date minus the $0.001 per Common Share payable to Shareholders electing (or deemed to have elected) the Maximum Share Alternative in respect of their Common Shares being taken up on that date by (II) the aggregate elected cash by Shareholders in respect of all Common Shares being taken up on that date in respect of which Shareholders elected the Elected Cash Alternative; and

  (ii)
  the number of Offeror Shares equal to (A) the excess of $4.50 over the amount of cash determined pursuant to (b)(i), above, divided by (B) $17.19.

        No fractional Offeror Shares will be issued under the Offer. Any Shareholder that would otherwise be entitled to receive a fractional Offeror Share will receive the applicable number of Offeror Shares, rounded down to the nearest whole number.

        The aggregate cash payable to each Shareholder shall be rounded to the nearest whole cent.

        Regardless of which election outlined above is selected, all Shareholders should complete and execute this Letter of Transmittal, select an election and deliver this Letter of Transmittal, together with all certificates representing the Common Shares to be exchanged, to the Depositary at the address set forth on the back page of this Letter of Transmittal as soon as possible, and in any event, prior to the Expiry Time.

Tax Election

        The disposition of Common Shares under the Offer will be immediately taxable to a Shareholder who is resident in Canada for the purposes of the Income Tax Act (Canada) (the "Tax Act") or a Shareholder who is not resident in Canada for the purposes of the Tax Act and whose Common Shares are "taxable Canadian Property" and not "treaty-protected property" (as each term is defined in the Tax Act), unless such Shareholder receives Offeror Shares pursuant to the Offer and such Shareholder files a tax election form (duly executed with the Offeror) with the Canada Revenue Agency and any applicable provincial tax authority by the applicable deadline, in which case a full or partial tax deferral may be obtained. If you are a Shareholder who qualifies as an Eligible Holder and wish to make a tax election, you may request a tax election package by completing Block "G" in this Letter of Transmittal.

        As described in detail in the Circular, the Offeror will not be responsible for the proper completion or filing of any tax election and the electing Shareholders will be solely responsible for the payment of any taxes, interest, expenses, damages or late filing penalties resulting from the failure to properly complete or file a tax election in the form or manner and within the time prescribed by applicable tax legislation. The Offeror agrees only to execute any properly completed tax election and to forward such election by mail by the 90th day after the receipt thereof by the Offeror to the applicable Shareholder provided that any such tax election is received by the Offeror within 90 days following the Expiry Date. See "Certain Canadian Federal Income Tax Considerations" in Section 25 of the Circular.

        A tax election package, consisting of the relevant federal and provincial tax election forms and a letter of instructions will be available on Norsemont's website at www.norsemont.com and the Offeror's website at www.hudbayminerals.com following the Take-Up Date and on request made by checking the appropriate box in Block "G" in this Letter of Transmittal will be distributed to you.

        The completion of a tax election is complicated and Eligible Holders should consult their own legal and tax advisors in order to properly complete a tax election in the appropriate circumstances.

        Shareholders whose Common Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit their Common Shares under the Offer.

        All dollar references in this Letter of Transmittal refer to Canadian dollars except where otherwise indicated.

        YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        IF YOU ARE A U.S. SHAREHOLDER, YOU MUST ALSO COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW (SEE "SUBSTITUTE FORM W-9 FOR U.S. SHAREHOLDERS").

Please read carefully the Instructions set forth below before completing this Letter of Transmittal

TO:	HUDBAY MINERALS INC.
AND TO:	KINGSDALE SHAREHOLDER SERVICES INC., as Depositary

        The undersigned delivers to you the enclosed certificate(s) for Common Shares (the "Deposited Securities") and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for such Deposited Securities upon the terms and conditions contained in the Offer. Effective immediately following the time when the Offeror takes up and pays for the Deposited Securities under the Offer (the "Effective Time"), the undersigned irrevocably sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Securities, and all rights and benefits arising from such Deposited Securities, including Distributions.

        The following are the details of the enclosed certificate(s):

DESCRIPTION OF DEPOSITED SECURITIES
(Please print or type. If space is insufficient, please attach a list in the form below.)

Certificate Number(s)	Name in which Registered (Please fill in exactly as name(s) appear(s) on certificate(s)	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:

*
Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited. Refer to Instruction 6 of this Letter of Transmittal, "Partial Deposits".

        The undersigned hereby acknowledges having received the Offer and Circular and that delivery of this Letter of Transmittal and taking-up of the Deposited Securities constitutes a binding agreement between the undersigned and the Offeror, effective immediately following the time at which the Offeror takes up the Deposited Securities, in accordance with the terms and conditions of the Offer.

        The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Securities and any Distributions deposited pursuant to the Offer; (ii) the Deposited Securities and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Securities or Distributions, to any other Person; (iii) the deposit of the Deposited Securities and Distributions complies with applicable Laws; and (iv) when the Deposited Securities and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

        If, on or after the date of the Offer, Norsemont should, among other things, intentionally (i) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of the Common Shares or other Convertible Securities owned by any Person; (ii) amend the Stock Option Plan or the RSU Plan or the terms of any of its outstanding securities (except as permitted by the Support Agreement); (iii) redeem, purchase or otherwise acquire any of its outstanding Common Shares or Convertible Securities; (iv) split, consolidate or reclassify any of its Common Shares or Convertible Securities; or (v) authorize or propose any of the foregoing, or enter into or modify any contract to do any of the foregoing, and such action, event or change, individually or in aggregate with other actions, events or changes results, or could reasonably be expected to result, in a Material Adverse Change and is not cured in accordance with the Support Agreement, then, pursuant to the Support Agreement, the Offeror shall have the right to terminate the Support Agreement and amend, vary, withdraw or terminate the Offer.

        The undersigned irrevocably constitutes and appoints, effective on and after the Effective Time that the Offeror takes up and pays for the Deposited Securities, each director and officer of the Offeror, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned holder of the Deposited Securities (which Deposited Securities upon being taken up are, together with any Distributions thereon, herein referred to as the "Purchased Securities"), with respect to the Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Shareholder:

  (i)
  to register or record the transfer or cancellation of Purchased Securities consisting of securities on the appropriate registers maintained by or on behalf of Norsemont;

  (ii)
  for so long as any such Purchased Securities are registered or recorded in the name of the undersigned, to exercise any and all rights of the undersigned including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to Laws), as and when requested by the Offeror (by whom such Deposited Securities are purchased), any instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Shareholder in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Norsemont;

  (iii)
  to execute, endorse and negotiate, for and in the name of and on behalf of the undersigned, any cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of the undersigned; and

  (iv)
  to exercise any rights of the undersigned with respect to such Purchased Securities.

        The undersigned, effective as of the Effective Time, revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Securities or any Distributions. The undersigned hereby agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted by or on behalf of the undersigned with respect to the Deposited Securities or any Distributions unless the Deposited Securities are not taken-up and paid for under the Offer or are withdrawn in accordance with Section 8 of the Offer, "Withdrawal of Deposited Securities".

        The undersigned agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Norsemont and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

        The undersigned further covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror and to give effect to the covenants of the undersigned under the terms of the Offer. Each authority herein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

        The undersigned instructs the Offeror and the Depositary, upon the Offeror taking up the Deposited Securities, to mail the cheque and certificates representing Offeror Shares, as applicable, payable for such Deposited Securities by first class mail, postage prepaid, or to hold such cheque for pick-up, in accordance with the instructions given below. Should any Deposited Securities not be purchased, any deposited documents, including, if applicable, certificate(s) representing Deposited Securities, shall be returned in accordance with the instructions in the preceding sentence. In the case of any Common Shares deposited by book-entry transfer pursuant to the procedures set forth under "Manner of Acceptance — Acceptance by Book-Entry Transfer" in Section 3 of the Offer, such Common Shares or Offeror Shares and cash, as applicable, will be credited to the undersigned's account maintained by CDS or DTC, as applicable. The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Common Shares from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Securities. Cheques and certificates mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

        The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing the Deposited Securities on the purchase price of the Deposited Securities purchased by the Offeror, regardless of any delay in making such payment.

        Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada's clearing system. As a result, any payment to the undersigned in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the undersigned involving a payment in excess of $25 million will be made only in accordance with wire transfer instructions provided by the undersigned to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the undersigned promptly following the Expiry Time for purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the undersigned of wire transfer instructions will not entitle the undersigned to interest or other compensation in addition to the amounts to which the undersigned is entitled pursuant to the Offer.

        The Depositary will act as agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving certificates representing Offeror Shares and cash payment from the Offeror and transmitting such certificates and such cash payment to such person, and receipt thereof by the Depositary shall be deemed to constitute receipt thereof by persons depositing Common Shares.

        The undersigned acknowledges that the Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        By reason of the use of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une version anglaise de la présente lettre de transmission, le soussigné est réputé avoir demandé que tout contrat attesté par l'offre, telle qu'elle est acceptée au moyen de cette lettre de transmission, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en anglais.

 SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

MAKE ONE OF THE FOLLOWING ELECTIONS (unless you deposited a Notice of Guaranteed Delivery)

If you fail to make an election below, or the election fails to comply with the other requirements of such election and such failure is not corrected prior to the Expiry Time, you will be deemed to have selected the Maximum Share Alternative for the Deposited Securities as described in the Offer and Circular.

OPTION 1 — ELECTION TO RECEIVE A COMBINATION OF CASH AND OFFEROR SHARES

☐    Please check this box if you wish to receive 0.2617 of an Offeror Share and $0.001 in cash for each of your Deposited Securities (the "Maximum Share Alternative").

The undersigned hereby elects to receive 0.2617 of an Offeror Share and $0.001 in cash as consideration for each of his, her or its Deposited Securities.

— OR —

OPTION 2 — ELECTION TO RECEIVE CASH, SUBJECT TO PRO-RATION

☐    Please check this box if you wish to receive cash that is greater than $0.001, not to exceed $4.50, and, if less than $4.50 in cash is elected, the number of Offeror Shares equal to the excess of $4.50 over such elected cash amount, divided by $17.19, for each of your Deposited Securities. Please indicate below the cash that is greater than $0.001, not to exceed $4.50, that you wish to receive per Deposited Security (the "Elected Cash Alternative").

$

The undersigned hereby elects to receive that amount of cash indicated above and, if less than $4.50 is so indicated, the number of Offeror Shares equal to the excess of $4.50 over such elected cash amount, divided by $17.19, as consideration for each of his, her or its Deposited Securities.

RESIDENCY STATUS

By execution of this Letter of Transmittal, you hereby represent and warrant that, for the purposes of the Tax Act, you are an individual, trust or corporation which is (please check appropriate box):

        ☐            not a Non-resident for Canadian income tax purposes

        — OR —

        ☐            a Non-resident for Canadian income tax purposes

        Shareholders that are Non-residents, indicate country of residence:

Note:    A Shareholder which is a partnership that has any Non-resident partner(s) should represent and warrant above that it is "a Non-resident for Canadian income tax purposes".

BLOCK A PAYMENT INSTRUCTIONS ISSUE OFFEROR SHARES (IF ANY) AND CHEQUE IN THE NAME OF: (Please print or type)
(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)
(Social Insurance, Social Security Number or Tax Identification Number)

BLOCK B DELIVERY INSTRUCTIONS SEND OFFEROR SHARES (IF ANY) AND CHEQUE (UNLESS BLOCK C BELOW IS CHECKED) TO: (please print or type):
☐ Same address as Box A or to:
(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal/Zip Code)
(Telephone — Business Hours)
(Social Insurance, Social Security Number or Tax Identification Number)

BLOCK C SPECIAL PICKUP INSTRUCTIONS
☐ Hold Offeror Shares (if any) and cheque for pick-up against counter receipt at the office of the Depositary where this Letter of Transmittal is deposited. Please check here if applicable.

BLOCK D STATUS AS U.S. SHAREHOLDERS TO BE COMPLETED BY ALL SHAREHOLDERS (See Substitute Form W-9 for U.S. Shareholders)

A "U.S. Shareholder" is any Shareholder that is either (A) providing an address in Block B which is located within the United States or any territory or possession thereof or (B) a United States person for United States federal income tax purposes.
INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER:
☐ The owner signing this Letter of Transmittal represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.
☐ The owner signing this Letter of Transmittal is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

IF YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER, THEN IN ORDER TO AVOID BACKUP WITHHOLDING YOU MUST COMPLETE A SUBSTITUTE IRS FORM W-9 OR OTHERWISE PROVIDE CERTIFICATION THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AS PROVIDED IN THE INSTRUCTIONS.

BLOCK E DEPOSITS PURSUANT TO NOTICE OF GUARANTEED DELIVERY (see Instruction 2)

☐    Check here if Common Shares are being deposited pursuant to a Notice of Guaranteed Delivery previously sent to the Toronto, Ontario, Canada office of the Depositary and complete the following (Please print or type)
Name of Registered Holder Date of Execution of Guaranteed Delivery
Window Ticket Number (if any)

Name of Institution which Guaranteed Delivery

BLOCK G
SECTION 85 TAX DEFERRAL ELECTION

☐	Check this box if the beneficial owner of the deposited Common Shares represented by the certificates listed on page 2 of this Letter of Transmittal, (1) is an Eligible Holder (defined below), and (2) would like to make the joint election with the Offeror described under "Certain Canadian Federal Income Tax Considerations" in Section 25 in the Circular. An Eligible Holder who checks this box should also check one of the following boxes:
☐	Please check this box if you want the tax information package containing the election forms with instructions on how to make the election to be provided to you by the Offeror.

Note: The tax information package containing the election forms and instructions on how to make the election will be available on the Offeror's website at www.hudbayminerals.com and Norsemont's website at www.norsemont.com following the Take-Up Date.

  The joint tax election can only be made by beneficial owners of Common Shares who are Eligible Holders. No joint tax election will be made with any other person.

  An "Eligible Holder" means a beneficial owner of Common Shares who is (a) a resident of Canada for the purposes of the Tax Act and any applicable income tax treaty or convention and who is not exempt from tax on income under the Tax Act, or (b) a non-resident of Canada for the purposes of the Tax Act and any applicable income tax treaty or convention, whose Common Shares constitute "taxable Canadian property" (as defined by the Tax Act) and who is not exempt from Canadian tax in respect of any gain realized on the disposition of the Common Shares by reason of an exemption contained in an applicable income tax treaty or convention, or (c) a partnership if one or more members of the partnership are described in (a) or (b).

  If you are requesting a tax instruction letter, please respond to the following statements by checking the appropriate box:

Yes	No
☐	☐	The undersigned is a partnership
☐	☐	The undersigned intends to file an election in Québec

 SHAREHOLDER SIGNATURE

        By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

Signature guaranteed by (if required under Instruction 4):	Signature of Shareholder or Authorized Representative (to this Letter of Transmittal):
Authorized Signature	Dated: , 2011
Name of Guarantor (please print or type)	Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5 to this Letter of Transmittal)
Address of Guarantor (please print or type)	Name of Shareholder or Authorized Representative (please print or type)
Telephone number (business hours) of Shareholder or Authorized Representative
Social Insurance or Social Security Number or Tax Identification Number of Shareholder
Additional Signatures for Joint Shareholders (if required):
Dated: , 2011
Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5 to this Letter of Transmittal)
Name of Shareholder or Authorized Representative (please print or type)
Telephone number (business hours) of Shareholder or Authorized Representative
Social Insurance or Social Security Number or Tax Identification Number of Shareholder

 INSTRUCTIONS

1.     Use of Letter of Transmittal.

  (a)
  This Letter of Transmittal (or a facsimile hereof) properly completed and duly executed as required by the instructions set forth below, together with accompanying certificate(s) representing the Deposited Securities (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Securities and, in the case of DTC Accounts, an Agent's Message in lieu of this Letter of Transmittal) and all other documents required by the terms of the Offer and this Letter of Transmittal, must be received by the Depositary at any of the offices of the Depositary specified on the back of this Letter of Transmittal at or prior to the Expiry Time, unless the Offer is extended or withdrawn or unless the procedures for guaranteed delivery set out in Instruction 2 below, "Procedure for Guaranteed Delivery", are employed. Shareholders accepting the Offer using book-entry transfer must ensure that the required documents are sent to the Depositary at its offices in Toronto, Ontario, Canada.

  (b)
  The method of delivery of this Letter of Transmittal, the certificates representing the Deposited Securities and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents have been physically received by the Depositary at the addresses specified herein. The Offeror recommends that such documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary prior to the Expiry Time.

  (c)
  Shareholders whose Common Shares are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing their Common Shares.

2.     Procedures for Guaranteed Delivery

        If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (a) the certificate(s) representing such Common Shares are not immediately available, (b) the Shareholder cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) the certificates and all other required documents (including, for greater certainty, in respect of Common Shares issuable upon the exercise, exchange or conversion of Convertible Securities) cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

  (a)
  the deposit is made by or through an Eligible Institution;

  (b)
  a Notice of Guaranteed Delivery (printed on GREEN paper) in the form accompanying the Offer or a manually executed facsimile thereof, properly completed and duly executed, is received by the Depositary at its office in Toronto, Ontario, Canada at or prior to the Expiry Time; and

  (c)
  the certificates representing Common Shares, in proper form for transfer, together with a Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed, and all other documents required by the Letter of Transmittal or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Securities and, in the case of DTC accounts, a Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, are received by the Depositary at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time. To constitute delivery for the purpose of satisfying a guaranteed delivery, the Letter of Transmittal and accompanying share certificates must be delivered to the Toronto, Ontario, Canada office of the Depositary.

        The Notice of Guaranteed Delivery may be delivered by mail, hand or courier or transmitted by facsimile transmission to the Depositary at its office in Toronto, Ontario, Canada and must include a guarantee by an

Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery to any office or transmission other than to the specified office or facsimile number does not constitute delivery for this purpose.

        "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, inc. Medallion Signature Program (MSP).

3.     Signatures

        This Letter of Transmittal must be filled in and signed by the holder of Common Shares accepting the Offer described above or by such holder's duly authorized representative (in accordance with Instruction 5).

  (a)
  If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

  (b)
  If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

  (i)
  such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

  (ii)
  the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 4 below.

4.     Guarantee of Signatures

        If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Securities, or if the payment is to be made in a name other than the registered owner(s), or if Deposited Securities not purchased are to be returned to a person other than such registered owner(s), or sent to an address other than the address of the registered owner(s) as shown on the registers of Norsemont, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.     Fiduciaries, Representatives and Authorizations

        Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of their proof of appointment and authority to act. Any of the Offeror or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

6.     Partial Deposits

        If less than the total number of Common Shares evidenced by any certificate submitted is to be deposited, fill in the number of Common Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, new certificate(s) for the number of Common Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.     Miscellaneous

  (a)
  If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Securities, additional certificate numbers and number of Deposited Securities may be included on a separate signed list affixed to this Letter of Transmittal.

  (b)
  If Deposited Securities are registered in different forms (e.g. 'John Doe' and 'J. Doe') a separate Letter of Transmittal should be signed for each different registration.

  (c)
  No alternative, conditional or contingent deposits will be accepted. All depositing Shareholders by execution of this Letter of Transmittal (or a manually signed facsimile hereof) waive any right to receive any notice of the acceptance of Deposited Securities for payment, except as required by applicable Law.

  (d)
  The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

  (e)
  Additional copies of the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary and Information Agent at its offices at the address listed below.

  (f)
  Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

  (g)
  All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Deposited Securities deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the Laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Deposited Securities. There shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer, the Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out above.

  (h)
  Under no circumstance will any amount be paid by the Offeror or the Depositary by reason of any delay in exchanging Deposited Securities or in making payments in lieu of fractional Offeror Shares to any person on account of Deposited Securities accepted for exchange pursuant to the Offer.

  (i)
  Deposits of Common Shares will not be accepted from or on behalf of Shareholders in any jurisdiction outside of Canada in which the acceptance of the Offer would not be in compliance with the laws of that jurisdiction.

8.     Lost Certificates

        If a share certificate has been lost or destroyed, the Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss and a contact telephone number, to the Depositary at its offices in Toronto, Ontario, Canada. The Depositary will respond with the replacement requirements, which must be properly completed and submitted in good order to the Depositary prior to the Expiry Time.

9.     Privacy Notice

        The Depositary is committed to protecting personal information received from its clients. In the course of providing services to its clients, the Depositary receives certain non-public personal information. This information could include an individual's name, address, social insurance number, securities holdings and other financial information. The Depositary uses this information for lawful purposes relating to its services. The Depositary will use the information provided on this form in order to process the undersigned Shareholder's request and will treat the Shareholder's signature(s) on this form as such Shareholder's consent to the above.

10.   Assistance

        The Depositary and Information Agent (see back page of this Letter of Transmittal for addresses and telephone numbers) or your broker or other financial advisor can assist you in completing this Letter of Transmittal. Shareholders whose Common Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

        THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE HEREOF (TOGETHER WITH CERTIFICATES FOR DEPOSITED SECURITIES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

11.   Substitute Form W-9 for U.S. Shareholders

        United States federal income tax law generally requires a U.S. Shareholder who receives cash in exchange for Securities to provide the Depositary with its correct Taxpayer Identification Number ("TIN"), which, in the case of a Shareholder who is an individual, is generally the individual's social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the Internal Revenue Service (the "IRS") and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained by the U.S. Shareholder by filing a U.S. tax return.

        To prevent backup withholding, each U.S. Shareholder must provide such holder's correct TIN by completing the Substitute Form W-9 set out in this document, which requires such holder to certify under penalty of perjury: (1) that the TIN provided is correct (or that such holder is awaiting a TIN); (2) that (i) the holder is exempt from backup withholding; (ii) the holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the holder that it is no longer subject to backup withholding; and (3) that the holder is a U.S. person (including a U.S. resident alien).

        Exempt holders (including, among others, all corporations) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part I of Substitute Form W-9, write "Exempt" in Part II of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

        If Securities are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Guidelines for information on which TIN to report.

        If a U.S. Shareholder does not have a TIN, such holder should: (i) consult the enclosed W-9 Guidelines for instructions on applying for a TIN, (ii) write "Applied For" in the space for the TIN in Part I of the Substitute Form W-9, and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the IRS.

        If the Substitute Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal income tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign Status, signed under penalty of perjury. An appropriate IRS Form W-8 (W-8BEN, W-8EXP or other form) may be obtained from the Depositary.

        A SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH IN THIS LETTER OF TRANSMITTAL OR, IF APPLICABLE, THE APPROPRIATE IRS FORM W-8 MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER.

SUBSTITUTE FORM W-9
TO BE COMPLETED BY TENDERING SHAREHOLDERS THAT ARE U.S. PERSONS
(INCLUDING U.S. RESIDENT ALIENS)
(SEE "GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9" BELOW)

SUBSTITUTE FORM W-9 Payer's Request for Taxpayer Identification Number (TIN) and Certification

PART I — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for Instructions. (For most individuals, this is your social security number. If you do not have a TIN, see "How to Obtain a TIN" in the Guidelines below.)

	Note: If the account is in more than one name, see the chart in the enclosed W-9 Guidelines to determine which number to give the payer.	Social Security Number(s) (If awaiting TIN, write "Applied For") OR Employer Identification Number(s) (If awaiting TIN, write "Applied For")

Please Fill in Your Name, Address and Status Below Name (Please Print) Address (Include Postal Code or Zip Code) Status (individual, corporation, partnership, other)

PART II — CERTIFICATION
UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Signature
    Date:

CERTIFICATION GUIDELINES — You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of under-reporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer, 28% of all payments made to me shall be retained until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.
Signature	Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A PENALTY AND BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of	For this type of account:	Give the EMPLOYER IDENTIFICATION number of

Individual	The individual	A valid trust, estate, or pension trust	Legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	Corporate	The corporation
Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	Association, club, religious, charitable, educational or other tax exempt organization account	The organization
The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	Partnership account	The partnership
So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	A broker or registered nominee	The broker or nominee
Sole proprietorship or single owner LLC	The owner(s)(3)	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust.

        NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

How to Obtain a TIN

        If you don't have a taxpayer identification number or if you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") or by calling (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

        Payees exempt from backup withholding on all payments include the following:

  •
  An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or any of its agencies or instrumentalities.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  •
  An international organization or any of its agencies or instrumentalities.

        Other payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A foreign central bank of issue.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A real estate investment trust.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  A financial institution.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

Payments Exempt from Backup Withholding

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to non-resident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

        Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

        Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of U.S.$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2)
Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a U.S.$500 penalty.
(3)
Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

The Depositary and Information Agent for the Offer is:

By Mail	By Registered Mail, Hand or Courier

The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-800-775-3159

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions and requests for assistance may be directed by Shareholders to the Depositary and Information Agent at their respective telephone numbers and locations set out above. Shareholders whose Securities are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing their Securities.

QuickLinks

  Exhibit 1.4
DESCRIPTION OF DEPOSITED SECURITIES (Please print or type. If space is insufficient, please attach a list in the form below.)
SHAREHOLDER INFORMATION AND INSTRUCTIONS Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.
RESIDENCY STATUS
SHAREHOLDER SIGNATURE
INSTRUCTIONS
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9